As filed with the Securities and Exchange Commission on May 20, 2005

Registration Nos. 333-82914 and 333-107292

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARAMETRIC TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2866152
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

140 Kendrick Sreet, Needham, Massachusetts 02494

(Address of Principal Executive Offices)(Zip Code)

1997 NONSTATUTORY STOCK OPTION PLAN

(Full Title of the Plan)

Aaron C. von Staats

Senior Vice President, General Counsel & Clerk

Parametric Technology Corporation

140 Kendrick Street

Needham, Massachusetts 02494

(Name and address of agent for service)

(781) 370-5000

(Telephone number, including area code, of agent for service)

Deregistration of Shares

Parametric Technology Corporation (“PTC”) filed the following Registration Statements on Form S-8 with the Securities and Exchange Commission (“SEC”) relating to the registration of shares of PTC Common Stock, $.01 par value per share (the “Common Stock”), authorized for issuance under PTC’s 1997 Nonstatutory Stock Option Plan: on February 15, 2002 PTC registered 4,000,000 shares (SEC File No. 333-82914) and on July 24, 2003 PTC registered 12,000,000 shares (SEC File No. 333-107292).

This Post-Effective Amendment No. 1 to Registration Statement Nos. 333-82914 and 333-107292 is being filed for the purpose of deregistering all 16,000,000 shares of Common Stock covered by the above registration statements that either have not been issued previously or are not subject to outstanding stock options (4,000,000 shares from Registration Statement No. 333-82914 and 12,000,000 shares from Registration Statement No. 333-107292). This Post-Effective Amendment No. 1 terminates the offering in its entirety under Registration Statement No. 333-107292 and removes all 12,000,000 shares from registration under that registration statement and terminates the offering in its entirety under Registration Statement No. 333-82914 and removes all 4,000,000 shares from registration under that registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Massachusetts, on the 18th day of May, 2005.

PARAMETRIC TECHNOLOGY CORPORATION

By:	/s/ C. RICHARD HARRISON
C. Richard Harrison
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
(i)	Principal Executive Officer:

	/s/ C. RICHARD HARRISON C. Richard Harrison	Chief Executive Officer, President and Director	May 18, 2005

(ii)	Principal Financial and Accounting Officer:

	/s/ CORNELIUS F. MOSES, III Cornelius F. Moses, III	Executive Vice President & Chief Financial Officer	May 18, 2005

(iii)	Board of Directors:

	/s/ NOEL G. POSTERNAK Noel G. Posternak	Chairman of the Board of Directors	May 18, 2005

	/s/ ROBERT N. GOLDMAN Robert N. Goldman	Director	May 18, 2005

	/s/ DONALD K. GRIERSON Donald K. Grierson	Director	May 18, 2005

	/s/ OSCAR B. MARX, III Oscar B. Marx, III	Director	May 18, 2005

	/s/ JOSEPH M. O’DONNELL Joseph M. O’Donnell	Director	May 18, 2005

	/s/ MICHAEL E. PORTER Michael E. Porter	Director	May 18, 2005